PROSPECTUS SUPPLEMENT                               EXHIBIT 99.1
(To Prospectus dated February 17, 2006)             REGISTRATION NO. 333-43142

                               [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                           Wireless HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Wireless HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                  Share            Trading
                             Name of Company                       Ticker        Amounts           Market
          ----------------------------------------------------- ----------- ----------------- -----------------
           Aether Holdings, Inc.                                    AETH            1              NASDAQ
           ALLTEL Corp.(1)                                           AT            1.07             NYSE
           Crown Castle International Corp.                          CCI            4               NYSE
           Deutsche Telekom AG *                                     DT          18.48409           NYSE
           LM Ericsson Telephone Company *(2)                       ERIC           7.4             NASDAQ
           Embarq Corporation                                        EQ        1.539001744          NYSE
           Freescale Semiconductor Class B                          FSL.B        4.527015           NYSE
           Motorola, Inc.                                            MOT            41              NYSE
           Nokia Corp. *                                             NOK            23              NYSE
           Qualcomm Incorporated                                    QCOM            26             NASDAQ
           Research In Motion Limited                               RIMM            4              NASDAQ
           RF Micro Devices, Inc.                                   RFMD            4              NASDAQ
           SK Telecom Co., Ltd. *                                    SKM            17              NYSE
           Sprint Nextel Corporation                                  S        30.78003488          NYSE
           United States Cellular Corporation                        USM            1               AMEX
           Verizon Communications                                    VZ             17              NYSE
           Vivo Participacoes                                        VIV            3               NYSE
           Vodafone Group p.l.c. *(3)                                VOD          18.375            NYSE
           Windstream Corporation                                    WIN        1.10630082          NYSE

            _______________________________



(1) Alltel Corporation (NYSE ticker "AT"), a constituent of Wireless HOLDRS Trust, spun off its wireline business and simultaneously merged this business with Valor Communications Group, Inc. Effective as of the merger, Valor Communications Group, Inc. changed its name to Windstream Corporation (NYSE ticker "WIN"). As a result, Windstream Corporation was added as an underlying security of the Wireless HOLDRS Trust. For each share of Alltel Corporation, shareholders received 1.033926 shares of Windstream Corporation. Effective July 21, 2006, for the 1.07 shares of Alltel Corporation per 100 shares round lot of Wireless HOLDRS, The Bank of New York will receive 1.10630082 shares of Windstream Corporation.

(2) Effective August 24, 2006, Ericsson (LM) Telephone Company-ADR (NASDAQ ticker "ERICY"), an underlying constituent of the Europe 2001+ HOLDRS Trust, changed its ticker symbol to "ERIC."

(3) As a result of the Share Consolidation/Special Dividend of Vodafone Group PLC (NYSE ticker "VOD"), a constituent of the Europe 2001+ HOLDRS Trust,
(New) Vodafone Group PLC has replaced Vodafone Group PLC as an underlying constituent of the Trust. For each share of Vodafone Group PLC held, shareholders received 0.875 (New) Vodafone Group PLC shares and $2.8317. For the 21 shares of Vodafone Group PLC, represented by each 100 share round lot of Europe 2001+ HOLDRS, The Bank of New York received 18.375 shares of (New) Vodafone Group PLC shares and $59.4657. Effective July 31, 2006, creations and cancellations of Europe 2001+ HOLDRS Trust require 18.375 shares of (New) Vodafone Group PLC.

* The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.


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